UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of The Securities

Exchange Act of 1934 (Amendment No.   )

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

FLORIDA PUBLIC UTILITIES COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FLORIDA PUBLIC UTILITIES COMPANY

401 SOUTH DIXIE HIGHWAY

WEST PALM BEACH, FLORIDA 33401

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 8, 2007

April 4, 2007

To the Common Shareholders of

FLORIDA PUBLIC UTILITIES COMPANY:

Notice is hereby given that the Annual Meeting of Shareholders of Florida Public Utilities Company will be held at our corporate headquarters, 401 South Dixie Highway, West Palm Beach, Florida 33401, on Tuesday, May 8, 2007, at 11:00 A.M., local time, for the following purposes:

1.

Election of two directors to serve for a term expiring in 2010;

2.

To ratify the appointment of BDO Seidman, LLP as the Company’s registered independent public accounting firm for 2007; and

3.

To transact such other business as may properly come before the meeting and all adjournments thereof.

Further information regarding the business to be transacted at the meeting is described in the accompanying Proxy Statement.

Only the holders of record of common stock at the close of business on March 16, 2007 will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. Whether or not you plan to attend the meeting, you are respectfully requested to read the accompanying Proxy Statement and then date, sign and return the enclosed proxy.   A list of shareholders entitled to vote at the annual meeting will be available for examination by any shareholder at our corporate headquarters for the ten days prior to the annual meeting and at the meeting.

By order of the Board of Directors,

/s/ George M. Bachman

George M. Bachman

Secretary

FLORIDA PUBLIC UTILITIES COMPANY

401 SOUTH DIXIE HIGHWAY

WEST PALM BEACH, FLORIDA 33401

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 8, 2007

---------------------

The accompanying proxy is solicited on behalf of the Board of Directors of Florida Public Utilities Company (the "Company") for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Tuesday, May 8, 2007, and at any adjournment or postponement thereof.  A shareholder who gives a proxy retains the right to revoke it any time before it is voted.  A shareholder may revoke a proxy by sending in another signed proxy with a later date, notifying our Secretary in writing of revocation of the proxy or voting in person at the meeting.  A proxy when given and not so revoked will be voted.  This proxy statement and the accompanying proxy are being mailed to shareholders commencing on or about April 4, 2007.

The cost of soliciting proxies is to be borne by the Company.  The Company will, upon request, pay brokers and other persons holding stock in their names or in the names of nominees, their expenses for sending proxy material to principals and obtaining their proxies. In addition to the solicitation of proxies by mail, proxies may be solicited by personal interview, telephone or facsimile by certain of the Company's employees without additional compensation.

STOCK OUTSTANDING AND VOTING RIGHTS

As of March 16, 2007, the record date for the determination of shareholders entitled to vote at the meeting, the Company had outstanding 6,170,578 shares of common stock, $1.50 par value per share, the only class of stock of the Company outstanding and entitled to vote at the meeting. The holders of common stock are entitled to one vote for each share registered in their names on the record date with respect to all matters to be acted upon at the meeting.  Only shareholders of record at the close of business on March 16, 2007, the record date, will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof.  Assuming a quorum is present, either in person or by proxy, a plurality of the votes cast is required for election of the director nominees and a majority of the shares present in person or by proxy at the meeting is required for approval of the ratification of the appointment of BDO Seidman, LLP as the Company’s registered independent public accounting firm for 2007.  Therefore, any shares of common stock that are not voted at the Annual Meeting, whether by abstention, broker non-vote or otherwise, will have no effect on the election of the directors.  Shares present at the meeting but not voted by abstention, broker non-vote or otherwise with respect to the other proposal will effectively be votes against such proposal.  A broker non-vote occurs when a broker returns a proxy card but does not vote on one or more matters because the broker does not have authority to do so.

BUSINESS OF THE MEETING

Proposal 1:

Election of Directors

To be elected for term ending in 2010

The Board of Directors currently consists of six members organized into three classes, with each director elected to serve for a three-year term.  There are presently two directors in Class I (term expiring in 2008), two directors in Class II (term expiring at the 2009 annual meeting) and two directors in Class III (term expiring in 2007).  The Board of Directors has considered the independence of each member of the Board and has concluded that each of Messrs. Hitchins, Maddock, Maschmeyer and Hudson and Mrs. Benoit are independent, as independence is defined by the applicable rules of the American Stock Exchange.  There are no arrangements or understandings between any director and any other person pursuant to which any director was elected.  There are no family relationships among our directors and executive officers.

Two Class III directors will be elected at our 2007 annual meeting to serve for a three-year term expiring at our annual meeting in the year 2010.  The Nominating and Corporate Governance Committee has nominated Mr. Richard C. Hitchins and Mr. Troy W. Maschmeyer, Jr.  for re-election at the meeting.   Messrs. Hitchins and Maschmeyer are currently serving as Class III directors, having previously been elected at the 2004 annual meeting.  Messrs. Hitchins and Maschmeyer have consented to serve for a new term.  If Mr. Hitchins and Mr. Maschmeyer are elected as directors, they will continue in office until their successors have been elected and qualified or their earlier resignation or removal.

Shareholders may vote for not more than two director nominees.  The shares represented by proxies which are executed and returned will be voted at the Annual Meeting for the election of Mr. Hitchins and Mr. Maschmeyer as directors, unless authority to vote for one or both nominees is expressly withheld.  If you sign and return the proxy card without giving any direction, the persons named in the proxy card will vote the proxy representing your shares “FOR” the election of Mr. Hitchins and Mr. Maschmeyer.

Should a nominee become unavailable to serve for any reason (which is not anticipated), the proxies (except for those marked to the contrary) will be voted for such other person as may be selected by the Board of Directors of the Company.

INFORMATION ABOUT NOMINEES AND CONTINUING DIRECTORS

The following sets out certain information about the nominees for election and the continuing directors of the Company:

Age	First Became a Director

CLASS III DIRECTORS

TO BE ELECTED FOR TERM ENDING 2010

Richard C. Hitchins (1)(2)

  President of R.C. Hitchins & Co., P.A., a CPA firm, since 1983

  President of R.C. Hitchins Financial Services, Inc., a full-service financial planning and investment firm, since 1996

  West Palm Beach, Florida

Troy W. Maschmeyer, Jr. (2)(3)

  President and Chief Executive Officer of Maschmeyer Concrete Co.

  a concrete and steel provider, since 1985

  Lake Park, Florida

CLASS II DIRECTORS

TO CONTINUE IN OFFICE UNTIL 2009

Ellen Terry Benoit (3)

  Investor

  Palm Beach, Florida

John T. English

  Chairman of the Board since 2006

  President and Chief Executive Officer of the Company since 1998;

  President since 1997

CLASS I DIRECTORS

TO CONTINUE IN OFFICE UNTIL 2008

Paul L. Maddock, Jr. (1)(2)

  President of The Maddock Companies, a real estate holding &

  investment firm, since 1986

  Palm Beach, Florida

  Also serves on board of PRB Energy, Inc., Denver, Colorado

Dennis S. Hudson III (1)

  Chairman, since 2005 and Chief Executive Officer, since 1998 of

  Seacoast Banking Corp. of Florida,

  a publicly traded bank  holding company formed in 1983

  Stuart, Florida

(1)

Member of Audit Committee

(2)

Member of Compensation Committee

(3)

Member of Nominating and Corporate Governance Committee

61 51 55 63 57 51	1995 2005 2001 1994 1998 2005

The Board of Directors recommends a vote “FOR”

the election of Mr. Hitchins and Mr. Maschmeyer as directors.

BOARD OF DIRECTORS AND COMMITTEES

During 2006, the Board of Directors met six times.  The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.  All of the directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served during 2006.  Board members are encouraged, but not required, to attend the annual shareholders meeting.  Four of the members of the Board attended the 2006 annual shareholders meeting.

2006 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Richard C. Hitchins	23,500	7,995*	31,495
Paul L. Maddock, Jr.	22,500	7,995*	30,495
Ellen T. Benoit	15,000	7,995*	22,995
Troy W. Maschmeyer, Jr.	17,000	7,995*	24,995
Dennis S. Hudson III	16,000	7,995*	23,995
* Represents the value of 598 shares issued at $13.37 per share on May 9, 2006 and is the full value of the shares received.

(1) Richard C. Hitchins has been awarded an aggregate 3,491 shares to date as compensation.

(2) Paul L. Maddock, Jr. has been awarded an aggregate 3,191 shares to date as compensation.

(3) Ellen T. Benoit has been awarded an aggregate 2,370 shares to date as compensation.

(4) Troy W. Maschmeyer, Jr. has been awarded 598 shares to date as compensation.

(5) Dennis S. Hudson III has been awarded 598 shares to date as compensation.

In 2006, each director who was not also an officer or employee of the Company received an annual retainer of $16,000.  In addition, the director who served as the Chairman of the Nominating and Corporate Governance Committee was paid an annual retainer of $1,000, the Chairman of the Compensation Committee was paid an annual retainer of $1,500 and the Chairman of the Audit Committee was paid an annual retainer of $2,500.  Directors were also paid $1,000 for attendance at each meeting of the Board of Directors of the Company or Flo-Gas Corporation, our wholly owned subsidiary ($1,000 total for both meetings if held on the same day) and per meeting fees of $1,000 for participation in each committee meeting plus reasonable expenses.  The director who is an employee of the Company received no additional compensation for attending board meetings or serving on a committee.

In 2007, each director who is not also an officer or employee of the Company will receive an annual retainer of $16,000.  The Chairman of the Audit Committee will be paid an annual retainer of $3,000 and the annual retainers for the Chairmen of the Compensation Committee and the Nominating and Corporate Governance Committee remain unchanged at $1,500 and $1,000, respectively. Directors will also be paid $1,000 for attendance at each meeting of the Board of Directors of the Company or Flo-Gas Corporation, our wholly owned subsidiary ($1,000 total for both meetings if held on the same day) and per meeting fees of $1,000 for participation in each committee meeting plus reasonable expenses.  The director who is an employee of the Company will receive no additional compensation for attending board meetings or serving on a committee.

On March 18, 2005, at the recommendation of the Compensation Committee, the Board of Directors approved the Non-Employee Directors Compensation Plan, subject to approval of the Company’s shareholders.  Shareholder approval was obtained on May 10, 2005.  Pursuant to the Plan, the Company pays to each non-employee director a portion of the annual retainer fee in shares of the Company’s common stock at the discretion of the Board of Directors.  There are currently five non-employee directors eligible to participate in the Plan.  The maximum number of shares of common stock authorized for issuance under the Plan is 25,000.  In 2006, 2,990 shares of common stock were issued to directors under the Plan.

The Audit Committee operates under a written charter adopted by the Board of Directors.  The functions of the Audit Committee are:  (1) to be responsible for the selection, retention and termination of the Company's independent auditors; (2) to approve in advance the types of professional services for which the Company would retain the independent auditors and consider whether any such service would impair their independence; (3) to review the overall scope of the annual audit and the quarterly reviews, the financial statements and audit results and the independent auditors’ constructive service comments to management;  (4)  to meet as needed with the internal audit firm and review the audit work performed and their recommendations; and (5) to provide any additional function it deems necessary in connection with the internal accounting and financial reporting practices of the Company.  Our Audit Committee will be responsible for approving any related party transactions.  The Board of Directors has determined that each member of the Audit Committee is independent (as independence is defined in the rules of the American Stock Exchange and in Rule 10A-3 promulgated by the SEC).  Richard C. Hitchins, Chairman of the Audit Committee, serves as the Audit Committee’s “financial expert,” under applicable SEC rules.   Other members of the Committee were Paul L. Maddock, Jr. and Dennis S. Hudson III.  During 2006, the Audit Committee met four times.

The functions of the Compensation Committee, each member of which is independent under the American Stock Exchange rules, are: (1) to develop an executive compensation policy and make recommendations with regard to Board of Director compensation; (2) to review and recommend to the Board of Directors adjustments to the salaries of executive officers and the annual adjustment to the compensation of all employees; and (3) to perform such related duties as may be requested by the Board.   The Committee operates under a written charter. During 2006, the Compensation Committee met three times.  The Committee was chaired by Paul L. Maddock, Jr.  Other members of the Committee were Richard C. Hitchins and Troy W. Maschmeyer, Jr.

The Compensation Committee evaluates the performance of the Chief Executive Officer in light of the Company’s goals and objectives.  It determines the Chief Executive Officer’s and other executive officers’ compensation based on this evaluation and such other factors the Committee may deem appropriate.  The Committee approves all salary, bonus, and establishment of any long-term incentive awards for executive officers.  It also approves the aggregate percentage increases for any and all salaries for employees other than executive officers and is responsible to review and approve any material changes in the Corporation’s retirement, health, and other benefit programs, if they result in a material change in costs or the benefit level provided. In addition, the Committee approves the CD&A and recommends to the Board of Directors for inclusion in the Corporation’s proxy statement.

The Committee has the authority, to the extent it deems necessary or appropriate, to retain compensation consultants and other professional advisors to assist it in carrying out its responsibilities. It may delegate any of its responsibilities to one or more subcommittees as the Committee may from time to time deem appropriate, or delegate any of its administrative or other responsibilities to executive officers or other employees of the Corporation.

In 2006 the Committee had the executive officers hire a consultant to perform a comparison of executive and director compensation levels to other peer group compensation levels. The Committee then evaluated the report without executive management to determine the amount of compensation. Beginning in 2007, the Committee will consider hiring a consultant directly to perform the analysis.

The Company has a Nominating and Corporate Governance Committee, chaired by Ellen Terry Benoit.  The Committee has a written charter.  The functions of the Nominating and Corporate Governance Committee, each member of which is independent under the American Stock Exchange rules, are to ensure an effective process for overseeing corporate governance matters and to recommend nominees for the Board of Directors.  The Committee determines the particular characteristics needed in a Board nominee based on the needs of the Board at a particular point in time.  As needed, the Committee will seek to identify and recruit the best available candidates.  In addition to considering nominees recommended by current Board members and management, the Nominating and Corporate Governance Committee will consider director nominees submitted by shareholders.  If a shareholder would like to nominate a person for consideration by the Committee, the shareholder must submit the following information to the Company’s Secretary, 401 South Dixie Highway, West Palm Beach, FL 33401:  shareholder’s name, number of shares owned, length of period held and proof of ownership; name, age and address of nominee; nominee’s detailed resume; description of any arrangements or understandings between the shareholder and the nominee; and a signed statement from the candidate confirming his or her willingness to serve on the Board of Directors.  Shareholders may submit potential director nominees at any time pursuant to these procedures.  The Committee will consider such candidates in connection with annual elections of directors, filling director vacancies, if any, and at other times deemed appropriate by the Committee.  If a shareholder seeks to nominate a candidate for director for election at the 2008 annual meeting of shareholders, the shareholder must follow the procedures described under “Shareholder Proposals for 2008 Annual Meeting,” below.   The Committee was chaired by Ellen Terry Benoit. Other members of the Committee were Troy W. Maschmeyer, Jr. and John T. English.  During 2006, the Nominating and Corporate Governance Committee did not meet.

The Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee charters are available on our website, www.fpuc.com, under the caption “Investor Information.”

CODE OF ETHICS

The Company has adopted a Code of Ethics that applies to all of our employees and our directors.   A copy of the Company’s Code of Ethics can be found on the Company’s website at www.fpuc.com.  The Company intends to disclose future amendments to the Code of Ethics, as well as any waivers thereof, on the Company’s website to the extent permissible by the rules and regulations of the SEC and the American Stock Exchange.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each of the Company's directors and executive officers, and any beneficial owner of more than 10% of the Company's common stock, to file with the Securities and Exchange Commission initial reports of   beneficial ownership of the Company's common stock and reports of changes in such beneficial ownership.  Such persons are also required by SEC regulations to furnish the Company with copies of such reports.  To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company during the fiscal year ending December 31, 2006, no director, executive officer or 10% beneficial owner failed to file on a timely basis the reports required by Section 16(a).

Compensation Discussion and Analysis

The Compensation Committee’s philosophy and objective is to establish and maintain appropriate executive compensation levels, including those for the Chief Executive Officer, to be comparable to the compensation practices of other publicly owned regulated utilities of similar size.  The Compensation Committee establishes and administers the Company's executive compensation program to support the long-term success of the Company.  The objectives include the ability to attract and retain high caliber executives, to motivate and reward executives for their performance, and to align the interests of executives with those of the Company's shareholders.  The goal is to pay around the median level of the salary at comparable utility companies to assist in retaining management, as long as management satisfactorily performs their managerial duties and objectives of the Board of Directors.  To ensure that Board of Directors’ objectives are being met, total compensation is organized between base salary and incentive compensation.  Eighty percent of total compensation is paid as base salary for adequately managing the Company’s day-to-day operations and financial position.  Twenty percent of total compensation is paid to management by meeting performance goals established by the Compensation Committee and approved by the Board of Directors.  The result is a total compensation opportunity significantly dependent upon the Company’s performance. Each is determined by the following structure:

Base Salary

Base salary ranges are reviewed and established annually.  The Company tries to ensure that the base salary ranges reflect competitive job market conditions for similarly situated companies in terms of sales, employees and related factors.  Adjustments to actual base salaries are made pursuant to job performance in relationship to the mid-point of the salary range for the position and level of responsibilities.  The Company’s philosophy generally is to provide a base salary that is at the mid-point of the applicable salary range, particularly in light of the Company’s decision to operate with a minimal number of executive officers by assigning each executive officer multiple functions.

Annual Incentive Compensation

The 20% portion of the executives’ possible total compensation is earned by meeting objectives established by the Compensation Committee. The goals are based on Company’s performance in the areas of shareholder earnings, financial return calculations, customer growth, customer satisfaction levels, and safety performance.

When executive management satisfactorily directs the Company and meets the objectives established by the Board, the Committee feels executive compensation will be fair as compared to the market.  The recommendations of the Committee are reviewed and approved by the full Board of Directors, except that the Chief Executive Officer does not participate in the review or vote on the approval of executive officer compensation.  The Committee feels this combination adequately balances all of the objectives of management and is in the best interest of shareholders.

In 2005, the executives’ salary was paid using 85% as base compensation and the remaining 15% as incentive compensation.  The incentive portion was increased to 20% in 2006 to put more emphasis on the goals of the Compensation Committee.

Executive base salaries were increased in 2006 to bring compensation closer to the peer group. The goal for the executives’ total compensation, which is based on successful and satisfactory performance, is to be around the mid-point of the peer group. However, it will take a number of years to affordably bring executive salaries up to that point. In 2006, the CEO and executives achieved 67% of the incentive goals and accordingly were paid 67% of their available incentive compensation.  The CEO’s total possible compensation was $287,500, of which $269,000 was actually earned.  This remains below any of the peer group companies’ CEO compensation. The other officers’ compensation is also below the mid-point of their peer group at this time.

The Company's executive compensation program does not contain non-cash incentive components such as stock options, excess pension awards or long-term incentive plans.  All executives are covered by the Company's non-contributory defined benefit pension plan, as set forth in another section of this Proxy Statement, and are eligible to participate in the Company's employee stock purchase plan according to the terms and conditions applicable to all employees.  To date, the Company has not provided a match for the 401(k) plan for the officers.

The Compensation Committee has periodically directed management to hire a consultant to perform a study of executive and director compensation levels in order to establish compensation ranges. The studies are based on comparable positions in companies from the small electric, gas and combination regulated utility sector using publicly available information and operational data from other publicly owned utility companies similar to the Company. The Committee used this data to determine the amount of any increases for the next year. The Committee will consider hiring a consultant directly beginning in 2007 for establishing 2008 compensation.

The Committee believes that the total compensation paid to Messrs. English, Bachman and Stein was appropriate in light of the results achieved by the Company under their leadership and that such compensation is directly linked to performance on behalf of all shareholders.

Compensation Committee Report

The Committee reviewed and discussed the foregoing compensation discussion and analysis with Company management.

Based upon this review and discussion, the Committee recommended to the full board of directors that the CD&A be included in this Proxy Statement.

Paul L. Maddock, Jr., Chairman

Richard C. Hitchins

Troy W. Maschmeyer, Jr.

EXECUTIVE COMPENSATION

The following table summarizes the annual compensation paid to the Company’s chief executive officer and each other executive officer (the “named executive officers”):

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total ($)

John T. English Chairman of the Board, President and Chief Executive Officer	2006	230,000	38,640	53,853	322,493

George M. Bachman Chief Financial Officer, Secretary and Treasurer	2006	155,000	26,040	59,770	240,810

Charles L. Stein Senior Vice President and Chief Operating Officer	2006	170,000	28,560	121,653	320,213

The Company had no stock option plan or long-term incentive plan for 2006.

Employment Agreements

On March 31, 2006, the Company renewed the employment agreements with the named executive officers under which payments will be made under certain circumstances following a change in control of the Company.  Previous employment agreements were in effect June 1, 2003 through May 31, 2006.

The new agreements, approved by the Compensation Committee at its March 2006 meeting, provide for an annual base salary for the named executive officer which salary may be adjusted upward from time to time as the Compensation Committee may determine, but may not be decreased without the executive’s consent.  The agreements provide for the executive’s eligibility for additional compensation under the Company’s incentive compensation plan which provides for a payment of up to 20 percent of the executive’s total eligible compensation if certain performance criteria are achieved.  The agreement may be terminated by the named executive officer on 30 days’ notice for any reason.  If the agreement is terminated by the Company without good cause or upon a change of control, or by the executive for good reason, then the Company must make a lump sum severance payment to the executive of 2.99 times the executive’s then current compensation.  The agreements include gross-up payment provisions to protect the executive from payment of certain excise taxes imposed under the Internal Revenue Code upon a lump sum payment as contemplated by the agreements.  A “change of control” is defined to include a merger; a change in the composition of the Board of Directors such that less than a majority are current directors or directors recommended by at least a majority of the current board; a sale of all or substantially all of the assets of the Company; a shareholder-approved plan of liquidation or dissolution; and acquisition by any person or group of 20 percent or more of the voting securities of the Company.  “Good reason” will exist if the executive’s authority or responsibilities are materially reduced without his consent (and in the case of Mr. English, the failure of the stockholders to re-elect him as a director or his removal as a director) or, in the event of a change of control, a change in location of the Company’s executive offices of more than 100 miles from West Palm Beach.  The agreements include indemnification provisions requiring the Company to indemnify the executive to the fullest extent permitted by the Company’s charter documents.

Retirement Plan

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
John T. English	Employee’s Pension Plan of Florida Public Utilities	33	1,660,022	0
George M. Bachman	Employee’s Pension Plan of Florida Public Utilities	22	378,239	0
Charles L. Stein	Employee’s Pension Plan of Florida Public Utilities	27	955,770	0

The Company maintains a defined benefit pension plan for substantially all employees hired prior to January 1, 2006.  An employee vests in the plan after five years of credited service. Plan benefits are based on an employee’s years of credited service and average final compensation during his highest 3 consecutive years in his last 10 years of service.  The following table shows estimated annual benefits payable upon normal retirement to persons in specified remuneration and year-of-service classifications.

Average Final Compensation During the Member’s Highest 3 of the Last 10 Years of Credited Service	Estimated Annual Retirement Benefit at Age 65 in 2007 of a Plan Member for Representative Years of Service
	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years
$ 20,000	4,500	6,000	7,500	9,000	10,500	12,000
40,000	9,000	12,000	15,000	18,000	21,000	24,000
60,000	14,700	19,600	24,600	29,500	34,400	39,300
80,000	22,100	29,400	36,800	44,200	51,500	58,900
100,000	29,400	39,200	49,100	58,900	68,700	78,500
120,000	36,800	49,000	61,300	73,600	85,800	98,100
140,000	44,100	58,800	73,600	88,300	103,000	117,700
160,000	51,500	68,600	85,800	103,000	120,100	137,300
180,000	58,800	78,400	98,100	117,700	137,300	156,900
200,000	66,200	88,200	110,300	132,400	154,400	176,500
220,000	73,500	98,000	122,600	147,100	171,600	196,100
225,000	75,400	100,500	125,600	150,700	175,900	201,000

Compensation under the Plan is the regular and any incentive salary paid to an employee for service rendered to the Corporation, including commissions, but excluding any bonuses and pay for overtime or special pay.  Mr. Bachman, Mr. English, and Mr. Stein have completed 22, 33, and 27 years of credited service, respectively, in the Plan.

The benefits shown in the above table are straight-life annuity amounts for a plan member retiring at age 65 in 2007 with the indicated years of service.  They are not subject to any deduction for Social Security or other offset amounts.  The benefit formula is dependent in part on each employee’s Social Security Covered Compensation, which varies by year of birth and is an average of Social Security taxable wage bases.

The normal retirement date is the first day of the month that falls on or follows the date on the employee reaches age 65, or the fifth anniversary of participation in the Plan, if later than age 65.  At that time the annual benefit, payable monthly, is computed as follows:

1.50% of the Average Final Compensation multiplied by the years of Credited Service, plus

0.95% of the Average Final Compensation that is in excess of the amount of Covered Compensation multiplied by the years of your Credited Service.

An employee may retire before the normal retirement date if they have reached age 55 and completed 10 years of Credited Service. The benefit will be actuarially reduced to reflect the longer period of time that the employee will be receiving the benefits than if the payments had started at normal retirement age.  However, if the employee has 30 years of Credited Service, there is only a reduction if the employee collects benefits before age 60.

Mr. English and Mr. Stein are currently eligible for early retirement benefits under the Plan.  Mr. English would receive the entire amount of benefit without reduction, since he has over 30 years of Credited Service.   Mr. Stein would receive a reduction of 40% from the calculated benefit since he has less than 30 years of Credited Service.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Board of Directors’ Compensation Committee are Paul L. Maddock, Jr., Richard C. Hitchins and Troy W. Maschmeyer, Jr.  None of the members of the Compensation Committee is a current or former officer or employee of the Company or its subsidiary, or has any relationship requiring disclosure under Item 404 of Regulation S-K.  In addition, no executive officer or director of the Company serves on the board of directors or compensation committee of another company where an executive officer or director of the other company also serves on the Board of Directors or Compensation Committee of the Company.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following chart sets forth those persons known to the Company to be the beneficial owners of more than five percent of the Company's common stock and of the Company’s directors and named executive officers based on 6,170,578 shares issued and outstanding as of March 15, 2007.  Except as otherwise provided, stock ownership is as of March 15, 2007 and the address of each person listed is 401 South Dixie Highway, West Palm Beach, Florida 33401:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Atlee M. Kohl	329,734 Trusts (1)	5.34%
3007 Skyway Circle North
Irving, TX 75038

Gabelli Funds Inc. et al	613,562 Direct (2)	9.94%
One Corporate Center

   Rye, New York 10580-1434

Wachovia Corporation

   One Wachovia Center

   Charlotte, NC  28288-0137

Ellen Terry Benoit

Paul L. Maddock, Jr.

Richard C. Hitchins

Troy W. Maschmeyer, Jr.

Dennis S. Hudson III

John T. English

Charles L. Stein

George M. Bachman

All directors and officers as a group (8) persons

	311,326 Direct (3) 218,948 Direct 40,103 Direct 6,325 Direct 1,000 Direct 598 Direct 28,687 Direct 18,571 Direct 11,761 Direct 325,648	5.05% 3.55% Less than 1% Less than 1% Less than 1% Less than 1% Less than 1% Less than 1% Less than 1% 5.28%

(3)

Atlee M. Kohl is deemed to be the beneficial owner and shares voting and dispositive power for 79,798 shares, 119,998 shares, 113,398 shares and 16,540 shares owned by Woodland Investment Company, Nicole Kohl Gift Trust, Woodland Investment Trust and the Nicole F. and Atlee Kohl Family Foundation, respectively as reported to the Company by Woodland Investment Company on January 16, 2007.

(2)

As reported to the Company by GAMCO Investors, Inc. and its affiliates as of December 31, 2006

(3)

As filed on Schedule 13G on February 5, 2007.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of BDO Seidman, LLP, served as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006 and has been appointed to serve for the fiscal year ending December 31, 2007.  Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and are expected to respond to appropriate questions from shareholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional services rendered by BDO Seidman, LLP (“BDO Seidman”) for the fiscal years ended December 31, 2006 and 2005:

		2006	2005

Audit Fees		$220,000	$200,000
Audit Related Fees		0	0
Tax Fees		0	0
All Other Fees		0	0
	Total	$220,000	$200,000

The Audit Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by the Company’s independent auditors.  On an annual basis, the Committee will consider and, if appropriate, approve the provision of audit and non-audit services.  Thereafter during the year, the Audit Committee will consider as necessary the provision of any additional audit and non-audit services, which are not encompassed by the annual pre-approval.  The Committee has delegated to the Chair of the Audit Committee the authority to pre-approve, on a case-by-case basis, non-audit services to be performed by BDO Seidman which are not encompassed by the Audit Committee’s pre-approval, provided that the Chair shall report any decisions to pre-approve such services to the full Committee at its next regular meeting.  There were no non-audit services provided by BDO Seidman during the 2006 fiscal year which required consideration of the compatibility of the provision of such services with BDO Seidman’s independence.

AUDIT COMMITTEE REPORT

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impair their objectivity and independence and satisfied itself as to the auditors’ independence.  The Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal control over financial reporting.  The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2006, with management and the independent auditors.  Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s 2006 audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.

Date:  March 13, 2007

 Richard C. Hitchins, Chairman

 Paul L. Maddock, Jr.

 Dennis S. Hudson III

Proposal 2:

Ratification of Appointment of Independent Registered Public Accounting Firm.

The Audit Committee has appointed the independent registered public accounting firm of BDO Seidman, LLP to audit the accounts of the Company for the fiscal year ending December 31, 2007.  Although this appointment is not required to be submitted to a vote of our shareholders, the Board of Directors believes it is appropriate to request that shareholders ratify this appointment   If the shareholders do not ratify the appointment of BDO Seidman, the Audit Committee will investigate the reasons for shareholder rejection and the appointment will be reconsidered by the Audit Committee.

The Board of Directors unanimously recommends a vote “FOR”

ratification of the appointment of BDO Seidman LLP.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Shareholder proposals intended to be presented at FPU’s 2008 annual meeting of shareholders must be received by us by December 5, 2007 for inclusion in our proxy statement and form of proxy card for that meeting pursuant to SEC Rule 14a-8.  In order for a shareholder to bring other business before the 2008 annual meeting, we must receive timely advance notice of such business no later than February 16, 2008.

COMMUNICATING WITH THE COMPANY’S BOARD OF DIRECTORS

Shareholders can communicate with the members of the Company’s Board of Directors by writing to:  Board of Directors, Florida Public Utilities Company, 401 South Dixie Highway, West Palm Beach, Florida 33401.  If a shareholder wishes to communicate with an individual director, the addressee should be the name of such director.  At each Audit Committee meeting, the Secretary delivers to the Chairman of the Audit Committee all communications addressed to the Board of Directors received since the last meeting.

HOUSEHOLDING OF PROXIES

In accordance with SEC rules, the Company and some brokers may satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.  Once you have received notice from the Company or your broker that materials will be householded to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company, or at any time request a separate copy of our annual report or proxy statement, by sending a written request to Secretary, Florida Public Utilities Company, 401 South Dixie Highway, West Palm Beach, Florida 33401.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for consideration at the 2007 Annual Meeting.  If any other matter shall properly come before the meeting, the persons named in the accompanying proxy card intend to vote on such matter in accordance with their judgment.

FLORIDA PUBLIC UTILITIES COMPANY

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints John T. English and George M. Bachman, or any one of them with power of substitution in each, proxies to vote all Common Stock of Florida Public Utilities Company which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of said Company to be held on Tuesday, May 8, 2007, or any adjournment thereof, as designated on the reverse side.

The shares represented by this proxy will be voted as directed by the undersigned on the reverse side. If not otherwise directed, this proxy will be voted FOR the election of directors Richard C. Hitchins and Troy W. Maschmeyer, Jr., and FOR ratification of the appointment of BDO Seidman, LLP as the Company's registered independent public accounting firm for 2007.

(Continued, and to be signed and dated on the reverse side.)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

FLORIDA PUBLIC UTILITIES COMPANY

May 8, 2007

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" RATIFICATION OF BDO SEIDMAN AS THE COMPANY'S REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FOR 2007. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. To elect two directors:

[ ] FOR ALL NOMINEES

[ ] WITHHOLD AUTHORITY FOR ALL NOMINEES

[ ] FOR ALL EXCEPT (See instructions below)

NOMINEES:
O Richard C. Hitchins
O Troy W. Maschmeyer, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: O

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

In their discretion, the proxies are authorized to vote upon any other business which may properly come before the meeting and all adjournments thereof.

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.